Exhibit 10(aa)

AMENDMENT NO. 1 TO CONTRACT FOR SERVICES

This Amendment No. 1 to Contract for Services (the “Amendment”), effective as of August 16, 2011, is made by and between Oncor Electric Delivery Company LLC (“Company”) and Rob D. Trimble III (“Executive”) and amends that certain Contract for Services (the “Agreement”), dated as of April 1, 2010, by and between the Company and Executive. Undefined capitalized terms used herein shall have the meanings given them in the Agreement.

In consideration of the promises and mutual agreements in this Amendment, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendments.

A. Section 1.1. of the Agreement is hereby amended and restated in its entirety to read as follows:

“The term of this Agreement is for a three (3) year period commencing on April 1, 2010 and, unless otherwise terminated in accordance with the provisions of Section 1.9 hereof, terminating on March 31, 2013 (the “Term”).”

B. Section 1.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

“During the Term, in consideration of Executive’s being available to perform and, when requested by the Company, performing the Services contained in the Agreement, the Company shall pay Executive a yearly retainer (the “Yearly Retainer”) of one hundred fifty thousand dollars ($150,000.00) in the first year and seventy-five thousand dollars ($75,000.00) in the second and third years which shall be paid at a time mutually agreed between Executive and the Services Administrator.”

C. Section 3.6 of the Agreement is hereby amended to replace the Company’s address for notices with the following: Oncor Electric Delivery Company, 1616 Woodall Rodgers Freeway, Dallas, Texas 75202, Attn: Debra L. Elmer.

2. Entirety of Agreement. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces any and all prior negotiations, undertakings, understandings, or agreements (whether written or oral). Except as expressly set forth herein, this Amendment shall not alter, amend, modify or otherwise affect the terms, provisions and conditions of the Agreement, all of which remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

EXECUTIVE	ONCOR ELECTRIC DELIVERY COMPANY LLC

/s/ Rob D. Trimble, III	By:	/s/ Debra L. Elmer
Rob D. Trimble, III		Debra L. Elmer
Senior Vice President, Human Resources

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